EXHIBIT 99.01

Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

For immediate release
2 am (ET) 7 am (GMT)

ADDERALL XR® - Paragraph IV Notices Update

Basingstoke, UK and Philadelphia, US – 14 January 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) remains committed to protecting the patents which it has relating to ADDERALL XR®, its product for treatment of Attention Deficit Hyperactivity Disorder (ADHD).

Shire has previously announced a pending suit against Impax Laboratories, Inc. based on Impax’s Paragraph IV notice letter for a 30 mg generic version of ADDERALL XR®. Shire has now filed a second complaint based on an additional Paragraph IV notice letter from Impax advising of the filing of an Abbreviated New Drug Application (ANDA) for a generic version of the 5 mg, 10 mg, 15 mg, 20 mg and 25 mg strengths of Shire’s mixed amphetamine product ADDERALL XR®.

Also, as previously announced, Shire has received Paragraph IV notice letters advising of the filing of ANDAs for generic versions of all strengths of ADDERALL XR® from Barr Laboratories Inc. and from Colony Pharmaceuticals Inc. Shire has filed lawsuits against Barr, the first company to send a notice letter, and has chosen not to sue Colony.

Barr, Impax and Colony may not launch a generic version of ADDERALL XR® before receiving final approval of their respective ANDAs from the US Food and Drug Administration (FDA). Should Barr receive a tentative approval from the FDA, it cannot lawfully launch its generic version before the earlier of the expiration of the currently pending 30-month stays or a district court decision in its favor. Neither Impax nor Colony will be able to lawfully launch a generic version of ADDERALL XR® without the necessary final approval from the FDA and the expiration of the “first to file’s” exclusivity rights. The FDA may grant 180 days of generic market exclusivity to the “first to file”.

The Barr court case is scheduled to go to trial in January 2006. In the Barr case, the 30 month stay for the ‘819 patent began in January 2003 and with respect to the ‘300 patent it began in August 2003.

The Impax case has an October 2005 trial date. The Impax 30 month stay for the 30 mg product began in November 2003 and for the new strengths of 5 mg, 10 mg, 15 mg, 20 mg and 25 mg in December 2004.

ADDERALL XR® is an important product in Shire’s portfolio of treatments for ADHD and is protected by two patents which expire in 2018: Shire Laboratories’ U.S. patent No. 6,322,819 (“819” Patent) and U.S. patent No. 6,605,300 (“300” Patent).

-ends-

For further information please contact:

Investor Relations

Cléa Rosenfeld (UK and Europe)	+44 1256 894 160

Brian Piper (US and Canada)	+1 484 595 8252

Media

Jessica Mann (UK and Europe)	+44 1256 894 280

Matthew Cabrey (US)	+1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval dates of METHYPATCH® (methylphenidate), Shire’s ability to secure new products for development, including, but not limited to, the execution of a binding agreement with New River Pharmaceuticals Inc, the implementation of the current reorganization and other risks and uncertainties detailed from time to time in Shire’s filings, including its Annual Report on Form 10-K for the year ended December 31, 2003, with the Securities and Exchange Commission.